EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65940) of Zimmer Holdings, Inc. of our report dated June 24, 2004 relating to the 2003 financial statements of the Zimmer Puerto Rico Savings and Investment Program, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 22, 2005